Exhibit 99.1

January 20, 2016
MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR 2015

DALLAS - January 20, 2016 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the fourth quarter and full year of 2015.
“We are pleased to finish 2015 with solid earnings and continued growth in loans and deposits. The earnings results were achieved despite significant additional provisions from the adverse credit migration primarily in the energy portfolio. In addition, we incurred start-up costs associated with the launch of our new mortgage correspondent aggregation ("MCA") business,” said Keith Cargill, CEO. “We experienced another year of industry-leading growth in core loans held for investment as well as in mortgage finance loans. While we have encountered challenges related to the energy industry, we believe we are appropriately reserved for losses."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 2% and total LHI increased 5% on a linked quarter basis, growing 16% and 17%, respectively, from the fourth quarter of 2014.

•	Mortgage finance loans increased 15% on a linked quarter basis and increased 21% from the fourth quarter of 2014.

•	Demand deposits decreased 2% and total deposits decreased 1% on a linked quarter basis, growing 27% and 19%, respectively, from the fourth quarter of 2014.

•	Net income decreased 6% on a linked quarter basis and decreased 8% from the fourth quarter of 2014.

•	EPS decreased 7% on a linked quarter basis, and decreased 10% from the fourth quarter of 2014.
FINANCIAL SUMMARY
(dollars and shares in thousands)

	2015	2014	% Change
ANNUAL OPERATING RESULTS
Net income	$144,854	$136,352	6%
Net income available to common stockholders	$135,104	$126,602	7%
Diluted EPS	$2.91	$2.88	1%
Diluted shares	46,438	44,003	6%
ROA	0.79%	1.05%
ROE	9.65%	11.31%

QUARTERLY OPERATING RESULTS
Net income	$34,753	$37,834	(8)%
Net income available to common stockholders	$32,316	$35,397	(9)%
Diluted EPS	$0.70	$0.78	(10)%
Diluted shares	46,480	45,093	3%
ROA	0.72%	1.03%
ROE	8.82%	11.41%

BALANCE SHEET
Loans held for sale	$86,075	$—	100%
LHI, mortgage finance	4,966,276	4,102,125	21%
LHI	11,745,674	10,154,887	16%
Total LHI	16,711,950	14,257,012	17%
Total assets	18,909,139	15,905,713	19%
Demand deposits	6,386,911	5,011,619	27%
Total deposits	15,084,619	12,673,300	19%
Stockholders’ equity	1,623,533	1,484,190	9%
Tangible book value per share	$31.69	$28.72	10%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $144.9 million and net income available to common stockholders of $135.1 million for the year ended December 31, 2015 compared to net income of $136.4 million and net income available to common stockholders of $126.6 million for the year ended December 31, 2014. For the fourth quarter of 2015, net income was $34.8 million and net income available to common stockholders was $32.3 million, compared to net income of $37.8 million and net income available to common stockholders of $35.4 million for the same period in 2014. On a fully diluted basis, earnings per common share were $2.91 for the year ended December 31, 2015 compared to $2.88 for the same period in 2014. Diluted earnings per common share were $0.70 for the quarter ended December 31, 2015 compared to $0.78 for the same period of 2014. The decrease reflects the dilutive effect of the fourth quarter 2014 offering of 2.5 million common shares for net proceeds of $149.6 million and a $3.1 million decrease in net income.

Return on average common equity (“ROE”) was 9.65 percent and return on average assets ("ROA") was 0.79 percent for the year ended December 31, 2015, compared to 11.31 percent and 1.05 percent, respectively, for the year ended December 31, 2014. ROE was 8.82 percent and ROA was 0.72 percent for the fourth quarter of 2015, compared to 11.41 percent and 1.03 percent, respectively, for the fourth quarter of 2014. The ROE decrease resulted from the 9 percent year-over-year increase in average common equity, reflecting the impact of the common stock offering completed in the fourth quarter of 2014, as well as a decrease in net income driven largely by increased provisioning for loan losses. The decrease in ROA from the fourth quarter of 2014 to the fourth quarter of 2015 resulted from the increased provisioning as well as a combination of reduced yields on loans and a $2.5 billion increase in the average balance of liquidity assets, which include Federal funds sold and deposits in other banks. The $3.5 billion of liquidity assets included $3.1 billion in deposits at the Federal Reserve Bank of Dallas, which had an average yield of 0.27 percent for the fourth quarter of 2015, compared to 0.25 percent for the same period of 2014.

Net interest income was $142.2 million for the fourth quarter of 2015, compared to $127.6 million for the fourth quarter of 2014 and $142.0 million for the third quarter of 2015. The net interest margin for the fourth quarter of 2015 was 3.01 percent, a 55 basis point decrease from the fourth quarter of 2014 and an 11 basis point decrease from the third quarter of 2015. The year-over-year decrease in net interest margin is due primarily to a substantial increase in liquidity assets, as well as the growth in loans with lower average yields. The cost of total deposits and borrowed funds was 18 basis points for the fourth quarter of 2015, compared to 17 basis points for the fourth quarter of 2014 and third quarter of 2015.

Average LHI, excluding mortgage finance loans, for the year ended December 31, 2015 were $11.7 billion, an increase of $1.8 billion, or 20 percent, from 2014. Average LHI, excluding mortgage finance loans, for the fourth quarter of 2015 were $11.7 billion, an increase of $1.8 billion, or 18 percent, from the fourth quarter of 2014, and an increase of $391.2 million, or 3 percent, from the third quarter of 2015. Average mortgage finance loans for the year ended December 31, 2015 were $4.0 billion, an increase of $1.0 billion, or 35 percent, from 2014. Average mortgage finance loans for the fourth quarter of 2015 were $3.7 billion, an increase of $197.3 million, or 6 percent, from the fourth quarter of 2014 and a decrease of $312.7 million, or 8 percent, from the third quarter of 2015.

As previously announced, we successfully launched our MCA business late in the third quarter after completing the pilot phase. Due to the delayed launch, the ramp up of production has been slower than expected, but we did experience improved volumes in the fourth quarter of 2015. As expected, the acquired mortgage assets are providing increases in yields and we anticipate that the MCA business will provide more efficient use of regulatory capital over time as it grows. Continued competition among non-banks attempting to build servicing portfolios has driven fees to exceptionally low levels. While we expect the MCA business to have a favorable impact on net interest income, the economics are not as strong as originally projected. Average loans held for sale for the quarter ended December 31, 2015 were $24.7 million. During 2015, we incurred pre-tax operating losses of $7.4 million ($0.10 per share) to develop and launch this business.

Average total deposits for the year ended December 31, 2015 were $14.7 billion, an increase of $3.9 billion, or 36 percent, from 2014. Average total deposits for the fourth quarter of 2015 increased $3.3 billion from the fourth quarter of 2014 and increased $811.2 million from the third quarter of 2015. Average demand deposits for the year ended December 31, 2015 were $6.4 billion, an increase of $2.3 billion, or 54 percent, from 2014. Average demand deposits for the fourth quarter of 2015 increased $1.7 billion, or 34 percent, to $6.8 billion from $5.0 billion during the fourth quarter of 2014 and increased $134.5 million, or 2 percent, from the third quarter of 2015.

We recorded a $14.0 million provision for credit losses in the fourth quarter of 2015 compared to $6.5 million in the fourth quarter of 2014 and $13.8 million in the third quarter of 2015. The provision for the fourth quarter of 2015 was driven by the application of our methodology. The year-over-year increase was primarily related to the growth in traditional LHI, excluding mortgage finance loans, as well as a change in applied risk weights which are based in part on historical loss experience as well as changes in the composition of our pass-rated loan portfolio. The combined reserve at December 31, 2015 increased to 1.28 percent of LHI excluding mortgage finance loans due to increases in the provision in 2015, as compared to 1.06 percent at December 31, 2014 and 1.19 percent at September 30, 2015. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing reserves for Texas Capital Bank’s loan portfolio.

We experienced an increase in non-performing asset totals in the fourth quarter of 2015 on a linked quarter basis, bringing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 1.08 percent compared to 0.31 percent in the fourth quarter of 2014 and 0.69 percent in the third quarter of 2015. The increase is primarily related to energy loans. Net charge-offs for the fourth quarter of 2015 were $2.0 million compared to net charge-offs of $1.1 million in the fourth quarter of 2014 and net charge-offs of $2.3 million in the third quarter of 2015. None of the charge-offs were related to energy loans. For the fourth quarter of 2015, net charge-offs were 0.05 percent of total LHI, compared to 0.03 percent for the same period in 2014 and 0.06 percent for the third quarter of 2015.

Non-interest income increased $94,000, or 1 percent, during the fourth quarter of 2015 compared to the same period of 2014. Brokered loan fees and swap fees increased $288,000 and $106,000, respectively, during the fourth quarter of 2015 compared to the same period of 2014. The increase in brokered loan fees was a result of an increase in mortgage finance volumes. Swap fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter. Offsetting these increases was a $445,000 decrease in other non-interest income during the fourth quarter of 2015 compared to the same period of 2014.

Non-interest expense for the fourth quarter of 2015 increased $12.9 million, or 17 percent, compared to the fourth quarter of 2014. The increase is primarily related to a $6.1 million increase in salaries and employee benefits expense, a $3.2 million increase in legal and professional expense and a $1.7 million increase in other non-interest expense, all of which were due to general business growth. FDIC insurance assessment expense for the fourth quarter of 2015 increased $1.9 million compared to the same quarter in 2014 as a result of the increase in total assets from December 31, 2014 to December 31, 2015.

Stockholders’ equity increased by 9 percent from $1.5 billion at December 31, 2014 to $1.6 billion at December 31, 2015, primarily due to retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at December 31, 2015, our ratio of tangible common equity to total tangible assets was 7.7 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, deterioration of the credit quality of our loan portfolio, the effects of continued low oil and gas prices on our customers, increased defaults and loan losses, the risk of adverse impacts from general economic conditions, volatility in the mortgage industry, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2015	2015	2015	2015	2014
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$154,820	$153,856	$153,374	$140,908	$137,833
Interest expense	12,632	11,808	11,089	10,899	10,251
Net interest income	142,188	142,048	142,285	130,009	127,582
Provision for credit losses	14,000	13,750	14,500	11,000	6,500
Net interest income after provision for credit losses	128,188	128,298	127,785	119,009	121,082
Non-interest income	11,320	11,380	12,771	12,267	11,226
Non-interest expense	87,042	81,688	81,276	76,517	74,117
Income before income taxes	52,466	57,990	59,280	54,759	58,191
Income tax expense	17,713	20,876	21,343	19,709	20,357
Net income	34,753	37,114	37,937	35,050	37,834
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$32,316	$34,676	$35,500	$32,612	$35,397

Diluted EPS	$.70	$.75	$.76	$.70	$.78
Diluted shares	46,479,845	46,471,390	46,443,413	46,367,870	45,092,511

CONSOLIDATED BALANCE SHEET DATA
Total assets	$18,909,139	$18,672,117	$17,823,528	$17,331,849	$15,905,713
LHI	11,745,674	11,562,828	11,123,325	10,760,978	10,154,887
LHI, mortgage finance	4,966,276	4,312,790	4,906,415	5,408,750	4,102,125
Loans held for sale, at fair value	86,075	1,062	—	—	—
Liquidity assets	1,681,374	2,345,192	1,337,364	734,945	1,233,990
Securities	29,992	31,998	35,361	37,649	41,719
Demand deposits	6,386,911	6,545,273	6,479,073	6,050,817	5,011,619
Total deposits	15,084,619	15,165,345	14,188,276	14,122,306	12,673,300
Other borrowings	1,643,051	1,353,834	1,509,007	1,125,458	1,192,681
Subordinated notes	286,000	286,000	286,000	286,000	286,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,623,533	1,590,051	1,554,529	1,517,958	1,484,190

End of period shares outstanding	45,873,807	45,839,364	45,812,971	45,772,245	45,735,007
Book value	$32.12	$31.42	$30.66	$29.89	$29.17
Tangible book value(1)	$31.69	$30.98	$30.22	$29.44	$28.72

SELECTED FINANCIAL RATIOS
Net interest margin	3.01%	3.12%	3.22%	3.22%	3.56%
Return on average assets	0.72%	0.79%	0.83%	0.84%	1.03%
Return on average common equity	8.82%	9.69%	10.32%	9.82%	11.41%
Non-interest income to earning assets	0.24%	0.25%	0.29%	0.30%	0.31%
Efficiency ratio(2)	56.7%	53.2%	52.4%	53.8%	53.4%
Non-interest expense to earning assets	1.84%	1.80%	1.84%	1.89%	2.07%
Tangible common equity to total tangible assets(3)	7.7%	7.6%	7.8%	7.8%	8.3%
Common Equity Tier 1	7.5%	7.7%	7.4%	7.2%	7.9%
Tier 1 capital	8.8%	9.1%	8.8%	8.6%	9.5%
Total capital	11.1%	11.4%	11.0%	10.7%	11.8%
Leverage	8.9%	9.1%	9.0%	9.5%	10.8%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2015	December 31, 2014	% Change
Assets
Cash and due from banks	$109,496	$96,524	13%
Interest-bearing deposits	1,626,374	1,233,990	32%
Federal funds sold and securities purchased under resale agreements	55,000	—	100%
Securities, available-for-sale	29,992	41,719	(28)%
Loans held for sale, at fair value	86,075	—	100%
LHI, mortgage finance	4,966,276	4,102,125	21%
LHI (net of unearned income)	11,745,674	10,154,887	16%
Less: Allowance for loan losses	141,111	100,954	40%
LHI, net	16,570,839	14,156,058	17%
Mortgage servicing rights, net	423	—	100%
Premises and equipment, net	23,561	23,135	2%
Accrued interest receivable and other assets	387,419	333,699	16%
Goodwill and intangibles, net	19,960	20,588	(3)%
Total assets	$18,909,139	$15,905,713	19%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$6,386,911	$5,011,619	27%
Interest bearing	8,697,708	7,348,972	18%
Interest bearing in foreign branches	—	312,709	(100)%
Total deposits	15,084,619	12,673,300	19%

Accrued interest payable	5,097	4,747	7%
Other liabilities	153,433	151,389	1%
Federal funds purchased and repurchase agreements	143,051	92,676	54%
Other borrowings	1,500,000	1,100,005	36%
Subordinated notes	286,000	286,000	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	17,285,606	14,421,523	20%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at December 31, 2015 and 2014	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 45,874,224 and 45,735,424 at December 31, 2015 and 2014, respectively	459	457	—%
Additional paid-in capital	714,546	709,738	1%
Retained earnings	757,818	622,714	22%
Treasury stock (shares at cost: 417 at December 31, 2015 and 2014)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	718	1,289	(44)%
Total stockholders’ equity	1,623,533	1,484,190	9%
Total liabilities and stockholders’ equity	$18,909,139	$15,905,713	19%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended December 31		Year Ended December 31
	2015	2014	2015	2014
Interest income
Interest and fees on loans	$152,200	$136,882	$594,729	$511,606
Securities	275	389	1,254	1,828
Federal funds sold	255	91	682	207
Deposits in other banks	2,090	471	6,293	906
Total interest income	154,820	137,833	602,958	514,547
Interest expense
Deposits	7,068	5,263	24,578	18,145
Federal funds purchased	67	81	284	373
Repurchase agreements	5	4	19	17
Other borrowings	642	35	2,232	356
Subordinated notes	4,191	4,241	16,764	16,202
Trust preferred subordinated debentures	659	627	2,551	2,489
Total interest expense	12,632	10,251	46,428	37,582
Net interest income	142,188	127,582	556,530	476,965
Provision for credit losses	14,000	6,500	53,250	22,000
Net interest income after provision for credit losses	128,188	121,082	503,280	454,965
Non-interest income
Service charges on deposit accounts	1,984	1,976	8,323	7,253
Trust fee income	1,313	1,223	5,022	4,937
Bank owned life insurance (BOLI) income	567	520	2,011	2,067
Brokered loan fees	4,267	3,979	18,661	13,981
Swap fees	1,000	894	4,275	2,992
Other	2,189	2,634	9,446	11,281
Total non-interest income	11,320	11,226	47,738	42,511
Non-interest expense
Salaries and employee benefits	49,999	43,910	192,610	169,051
Net occupancy expense	5,809	5,746	23,182	20,866
Marketing	4,349	4,411	16,491	15,989
Legal and professional	6,974	3,725	22,150	21,182
Communications and technology	5,520	5,454	21,425	18,667
FDIC insurance assessment	4,741	2,875	17,231	10,919
Allowance and other carrying costs for OREO	6	24	22	85
Other	9,644	7,972	33,412	28,355
Total non-interest expense	87,042	74,117	326,523	285,114
Income before income taxes	52,466	58,191	224,495	212,362
Income tax expense	17,713	20,357	79,641	76,010
Net income	34,753	37,834	144,854	136,352
Preferred stock dividends	2,437	2,437	9,750	9,750
Net income available to common stockholders	$32,316	$35,397	$135,104	$126,602

Basic earnings per common share	$0.70	$0.80	$2.95	$2.93
Diluted earnings per common share	$0.70	$0.78	$2.91	$2.88

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2015	2015	2015	2015	2014
Reserve for loan losses:
Beginning balance	$130,540	$118,770	$108,078	$100,954	$96,322
Loans charged-off:
Commercial	4,976	2,758	5,418	3,102	1,285
Real estate	43	—	—	346	—
Consumer	—	—	—	62	165
Leases	—	25	—	—	—
Total charge-offs	5,019	2,783	5,418	3,510	1,450
Recoveries:
Commercial	2,846	388	1,424	286	190
Real estate	5	8	12	8	34
Construction	3	42	272	83	—
Consumer	154	9	6	4	96
Leases	11	4	15	8	2
Total recoveries	3,019	451	1,729	389	322
Net charge-offs	2,000	2,332	3,689	3,121	1,128
Provision for loan losses	12,571	14,102	14,381	10,245	5,760
Ending balance	$141,111	$130,540	$118,770	$108,078	$100,954

Reserve for off-balance sheet credit losses:
Beginning balance	$7,582	$7,934	$7,815	$7,060	$6,320
Provision for off-balance sheet credit losses	1,429	(352)	119	755	740
Ending balance	$9,011	$7,582	$7,934	$7,815	$7,060

Total allowance for credit losses	$150,122	$138,122	$126,704	$115,893	$108,014

Total provision for credit losses	$14,000	$13,750	$14,500	$11,000	$6,500

Allowance to LHI	0.84%	0.82%	0.74%	0.67%	0.71%
Allowance to LHI excluding mortgage finance loans(2)	1.20%	1.13%	1.07%	1.00%	0.99%
Allowance to average LHI	0.92%	0.85%	0.77%	0.76%	0.75%
Allowance to average LHI excluding mortgage finance loans(2)	1.21%	1.15%	1.09%	1.03%	1.02%
Net charge-offs to average LHI(1)	0.05%	0.06%	0.10%	0.09%	0.03%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.07%	0.08%	0.14%	0.12%	0.05%
Net charge-offs to average LHI for last twelve months(1)	0.07%	0.07%	0.06%	0.06%	0.05%
Net charge-offs to average LHI, excluding mortgage finance loans, for last twelve months(1)(2)	0.10%	0.10%	0.08%	0.08%	0.07%
Total provision for credit losses to average LHI(1)	0.36%	0.36%	0.37%	0.31%	0.19%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.47%	0.48%	0.53%	0.42%	0.26%
Combined allowance for credit losses to LHI	0.90%	0.87%	0.79%	0.72%	0.76%
Combined allowance for credit losses to LHI, excluding mortgage finance loans(2)	1.28%	1.19%	1.14%	1.08%	1.06%

Non-performing assets (NPAs):
Non-accrual loans	$179,788	$109,674	$122,920	$68,307	$43,304
Other real estate owned (OREO)	278	187	609	605	568
Total	$180,066	$109,861	$123,529	$68,912	$43,872

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2015	2015	2015	2015	2014

Non-accrual loans to LHI	1.08%	0.69%	0.77%	0.42%	0.30%
Non-accrual loans to LHI excluding mortgage finance loans(2)	1.53%	0.95%	1.11%	0.63%	0.43%
Total NPAs to LHI plus OREO	1.08%	0.69%	0.77%	0.43%	0.31%
Total NPAs to LHI excluding mortgage finance loans plus OREO(2)	1.53%	0.95%	1.11%	0.64%	0.43%
Total NPAs to earning assets	0.99%	0.61%	0.72%	0.41%	0.28%
Allowance for loan losses to non-accrual loans	0.8x	1.2x	1.0x	1.6x	2.3x

Restructured loans	$249	$249	$249	$319	$1,806
Loans past due 90 days and still accruing(3)	$7,013	$7,558	$5,482	$2,971	$5,274

Loans past due 90 days to LHI	0.04%	0.05%	0.03%	0.02%	0.04%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.06%	0.07%	0.05%	0.03%	0.05%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At December 31, 2015, loans past due 90 days and still accruing includes premium finance loans of $6.6 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2015	2015	2015	2015	2014
Interest income
Interest and fees on loans	$152,200	$151,749	$151,606	$139,174	$136,882
Securities	275	298	323	358	389
Federal funds sold	255	193	118	116	91
Deposits in other banks	2,090	1,616	1,327	1,260	471
Total interest income	154,820	153,856	153,374	140,908	137,833
Interest expense
Deposits	7,068	6,240	5,642	5,628	5,263
Federal funds purchased	67	56	93	68	81
Repurchase agreements	5	6	4	4	4
Other borrowings	642	672	528	390	35
Subordinated notes	4,191	4,191	4,191	4,191	4,241
Trust preferred subordinated debentures	659	643	631	618	627
Total interest expense	12,632	11,808	11,089	10,899	10,251
Net interest income	142,188	142,048	142,285	130,009	127,582
Provision for credit losses	14,000	13,750	14,500	11,000	6,500
Net interest income after provision for credit losses	128,188	128,298	127,785	119,009	121,082
Non-interest income
Service charges on deposit accounts	1,984	2,096	2,149	2,094	1,976
Trust fee income	1,313	1,222	1,287	1,200	1,223
Bank owned life insurance (BOLI) income	567	484	476	484	520
Brokered loan fees	4,267	4,885	5,277	4,232	3,979
Swap fees	1,000	254	1,035	1,986	894
Other	2,189	2,439	2,547	2,271	2,634
Total non-interest income	11,320	11,380	12,771	12,267	11,226
Non-interest expense
Salaries and employee benefits	49,999	48,583	48,200	45,828	43,910
Net occupancy expense	5,809	5,874	5,808	5,691	5,746
Marketing	4,349	3,999	3,925	4,218	4,411
Legal and professional	6,974	5,510	5,618	4,048	3,725
Communications and technology	5,520	5,180	5,647	5,078	5,454
FDIC insurance assessment	4,741	4,489	4,211	3,790	2,875
Allowance and other carrying costs for OREO	6	1	6	9	24
Other	9,644	8,052	7,861	7,855	7,972
Total non-interest expense	87,042	81,688	81,276	76,517	74,117
Income before income taxes	52,466	57,990	59,280	54,759	58,191
Income tax expense	17,713	20,876	21,343	19,709	20,357
Net income	34,753	37,114	37,937	35,050	37,834
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$32,316	$34,676	$35,500	$32,612	$35,397

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	4th Quarter 2015			3rd Quarter 2015			2nd Quarter 2015			1st Quarter 2015			4th Quarter 2014
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$29,973	$267	3.53%	$32,358	$287	3.52%	$35,081	$311	3.56%	$37,145	$332	3.62%	$39,258	$355	3.59%
Securities - Non-taxable(2)	829	12	5.74%	1,162	17	5.80%	1,427	18	5.06%	2,785	40	5.82%	3,257	52	6.33%
Federal funds sold and securities purchased under resale agreements	375,181	255	0.27%	308,822	193	0.25%	200,690	118	0.24%	191,297	116	0.25%	139,761	91	0.26%
Deposits in other banks	3,081,882	2,090	0.27%	2,537,033	1,616	0.25%	2,103,732	1,327	0.25%	2,019,567	1,260	0.25%	742,240	471	0.25%
Loans held for sale, at fair value	24,658	237	3.81%	570	6	4.18%	—	—	—	—	—	—	—	—	—
LHI, mortgage finance loans	3,669,022	27,846	3.01%	3,981,731	30,427	3.03%	4,573,478	33,773	2.96%	3,746,938	27,631	2.99%	3,471,737	26,773	3.06%
LHI	11,693,464	124,117	4.21%	11,302,248	121,316	4.26%	10,941,029	117,833	4.32%	10,502,172	111,543	4.31%	9,921,611	110,109	4.40%
Less reserve for loan losses	130,822	—	—	118,543	—	—	109,086	—	—	101,042	—	—	96,139	—	—
LHI, net of reserve	15,231,664	151,963	3.96%	15,165,436	151,743	3.97%	15,405,421	151,606	3.95%	14,148,068	139,174	3.99%	13,297,209	136,882	4.08%
Total earning assets	18,744,187	154,824	3.28%	18,045,381	153,862	3.38%	17,746,351	153,380	3.47%	16,398,862	140,922	3.49%	14,221,725	137,851	3.85%
Cash and other assets	505,090			486,846			493,034			459,030			409,635
Total assets	$19,249,277			$18,532,227			$18,239,385			$16,857,892			$14,631,360
Liabilities and Stockholders’ Equity
Transaction deposits	$2,150,740	$950	0.18%	$1,754,940	$763	0.17%	$1,404,521	$458	0.13%	$1,401,626	$444	0.13%	$1,150,530	$401	0.14%
Savings deposits	6,316,191	5,370	0.34%	5,858,381	4,616	0.31%	5,610,277	4,332	0.31%	5,891,344	4,420	0.30%	5,479,395	4,121	0.30%
Time deposits	539,421	748	0.55%	536,531	723	0.53%	516,582	657	0.51%	447,681	506	0.46%	406,040	413	0.40%
Deposits in foreign branches	—	—	—%	179,731	138	0.30%	246,035	195	0.32%	304,225	258	0.34%	369,471	328	0.35%
Total interest bearing deposits	9,006,352	7,068	0.31%	8,329,583	6,240	0.30%	7,777,415	5,642	0.29%	8,044,876	5,628	0.28%	7,405,436	5,263	0.28%
Other borrowings	1,327,087	714	0.21%	1,459,864	734	0.20%	1,565,874	625	0.16%	1,172,675	462	0.16%	251,737	120	0.19%
Subordinated notes	286,000	4,191	5.81%	286,000	4,191	5.81%	286,000	4,191	5.88%	286,000	4,191	5.94%	286,000	4,241	5.88%
Trust preferred subordinated debentures	113,406	659	2.31%	113,406	643	2.25%	113,406	631	2.23%	113,406	618	2.21%	113,406	627	2.19%
Total interest bearing liabilities	10,732,845	12,632	0.47%	10,188,853	11,808	0.46%	9,742,695	11,089	0.46%	9,616,957	10,899	0.46%	8,056,579	10,251	0.50%
Demand deposits	6,755,615			6,621,159			6,804,994			5,592,124			5,047,876
Other liabilities	157,425			152,154			161,614			152,639			146,259
Stockholders’ equity	1,603,392			1,570,061			1,530,082			1,496,172			1,380,646
Total liabilities and stockholders’ equity	$19,249,277			$18,532,227			$18,239,385			$16,857,892			$14,631,360
Net interest income(2)		$142,192			$142,054			$142,291			$130,023			$127,600
Net interest margin			3.01%			3.12%			3.22%			3.22%			3.56%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.